Exhibit 10.5

THE SECURITY REPRESENTED BY THIS SENIOR SECURED PROMISSORY NOTE (THIS “SECURITY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS PEDEVCO CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF THIS SECURITY UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED PROMISSORY NOTE

Dated: March 7, 2014	$803,529

For value received, PEDEVCO CORP., a corporation organized under the laws of the State of Texas (the “Maker”), hereby promises to pay to the order of BRe WNIC 2013 LTC Sub, a New York trust, with an address at 1370 Avenue of the Americas, 32nd Floor, New York, New York  10019 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the aggregate unpaid principal amount of each Funding from time to time made by the Holder to the Maker under the Note Purchase Agreement dated as of March 7, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Maker, the Holder, the other investors party thereto (the Holder and such other investors, collectively, the “Investors” and each, individually, an “Investor”) and BAM Administrative Services LLC, as agent for the Investors (the “Agent”), together with interest on such principal amount and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to such account as the Holder may designate from time to time in writing to the Maker.  The outstanding principal balance of this Note shall be due and payable on the earlier of (i) March 7, 2017 and (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 (the “Maturity Date”).

Notwithstanding any provision contained in the Purchase Agreement, this Note, the Senior Secured Promissory Notes issued by the Maker to the other Investors pursuant to the Purchase Agreement (collectively with this Note, the “Investors’ Notes”) or any other Transaction Document to the contrary, all payments made by the Maker or any other Person to the Agent or the Investors under this Note, the other Investors’ Notes, the Purchase Agreement or the other Transaction Documents shall be paid and applied as follows:

FIRST, if any Event of Default (as defined in Section 2.1) or “Event of Default” as defined in any other Investors’ Notes shall have occurred, to the Agent, to be applied to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Investors under the Purchase Agreement, the Investors’ Notes and the other Transaction Documents;

SECOND, to the Holder and the other Investors (other than RJ Credit LLC (“RJC”), to be applied to the payment of all accrued interest on account of the Investors’ Notes (other than the Investors’ Note payable to the order of RJ Credit LLC (the “RJC Note”)), and each of the Holder and such other Investors shall receive an amount equal to its pro rata share (based on the proportion that such interest payable to the Holder or such other Investor bears to the aggregate amount of interest payable to the Holder and such other Investors);

THIRD, if no Event of Default or “Event of Default” as defined in any other Investors’ Notes exists, to RJC, to be applied to the payment of all accrued interest on account of the RJC Note;

FOURTH, to the Holder and the other Investors (other than RJC), to be applied to the payment of the outstanding principal amount of the Investors’ Notes (other than the RJC Note) until such principal amount has been paid in full, and each of the Holder and such other Investors shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding principal amount of the Investors’ Notes held by the Holder or such other Investor bears to the aggregate then outstanding principal amount of such Investors’ Notes);

FIFTH, after the principal amount of the Investors’ Notes (other than the RJC Note) have been paid in full, to RJC, to be applied to the payment of all accrued interest on account of the RJC Note not paid to RJC pursuant to clause THIRD above;

SIXTH, after the principal amount of the Investors’ Notes (other than the RJC Note) have been paid in full, to RJC, to be applied to the payment of the outstanding principal amount of the RJC Note;

SEVENTH, to the Agent and the Investors, to be applied to all other obligations which have become due and payable under the Purchase Agreement or the other Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above; and

EIGHTH, the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

ARTICLE I
TERMS OF NOTE

Section 1.1                      Purchase Agreement.  This Note has been executed and delivered pursuant to the Purchase Agreement.  Fundings made by the Holder shall be evidenced by one or more accounts or records maintained by the Holder in the ordinary course of business. The Holder may also attach schedules to this Note and endorse thereon the date and amount of the Fundings and payments with respect thereto.

Section 1.2                      Interest.  Interest on the outstanding principal amount of this Note shall accrue, in arrears, at a rate of fifteen percent (15%) per annum and shall be payable on the first Business Day of each month, commencing on April 1, 2014 and on the Maturity Date.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of two and one-half percent (2½%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note and on all other amounts due under this Note.

Section 1.3                      Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note, without premium or penalty, in an amount equal to the sum of (a) 100% of the amount of such principal prepayment and (b) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in ARTICLE III.

Section 1.4                      Security Documents.  The obligations of the Maker hereunder are secured by a continuing security interest in (a) substantially all of the assets of the Maker pursuant to the terms of the Security Agreement, the Mortgages and other collateral documents and (b) the Maker’s equity interests in its Subsidiaries pursuant to the terms of the Security Agreement.

Section 1.5                      Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6                      Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 1.7                      Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.8                      Use of Proceeds.  The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1                      Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any failure to make any payment of (i) the principal amount under this Note as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise), or (ii) interest or any other monetary obligation under this Note by the third Business Day after the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           the Maker or any Subsidiary shall fail to observe, perform or comply with any condition, covenant, undertaking or agreement contained in this Note or any other Transaction Document; or

(c)           Liens, levies, attachments, executions or assessments (or any of them) are issued with respect to, attaches to or filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of the Maker or any Subsidiary (other than with respect to Collateral, Permitted Encumbrances) and such Lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

(d)           any representation or warranty made by the Maker or any Subsidiary herein or in any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made or deemed made; or

(e)           the Maker or any Subsidiary shall (i) fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto or (ii) default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in clause (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate amount of $250,000 or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; provided that any failure or default as set forth in clause (i) or (ii) with respect to (1) those certain Secured Promissory Notes dated March 22, 2013, as amended by those certain Amendments to Secured Promissory Note dated December 16, 2013; and (2) the Amended and Restated Secured Subordinated Promissory Note dated March 25, 2013, as amended by a First Amendment to Amended and Restated Secured Subordinated Promissory Note dated July 9, 2013 in favor of MIE Jurassic Energy Corporation, which are subject to Subordination and Intercreditor Agreements with BAM Administrative Services LLC shall not be an Event of Default under this Section 2.1(e) unless the Maker, any Subsidiary or any holder of the notes described in clause (1) or (2) acts or fails to act in contravention of the Subordination and Intercreditor Agreement to which such holders are a party; or

(f)            the Maker or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)           a proceeding or case shall be commenced in respect of the Maker or any Subsidiary in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Maker or any Subsidiary or of all or any substantial part of the Maker or any Subsidiary, or any of the Maker’s or a Subsidiary’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any Subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any Subsidiary and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(h)           a judgment or judgments in the aggregate amount exceeding $250,000 is/are entered against the Maker or any Subsidiary and not dismissed or discharged within thirty (30) days following the entry thereof; or

(i)           any of the Transaction Documents for any reason ceases to be in full force and effect (except pursuant to the express terms thereof or due solely to any act or omission by the Holder) or is declared to be null and void, or the Maker, any Subsidiary or any other Person (other than the Holder) denies that it has any further liability under any Transaction Documents to which it is a party, or gives notice to such effect; or

(j)           the Maker or any Subsidiary shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days except in connection with any Authorized Transaction; or

(k)           any material portion of the properties or assets of the Maker or any Subsidiary is seized by any governmental authority; or

(l)           the Holder does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject only to Permitted Encumbrances), other than as a result of the actions or inactions of the Secured Party; or

(m)           the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Maker or any Subsidiary, if such license or permit is not obtained or reinstated within thirty (30) days, unless such loss, suspension, revocation or failure to renew could not reasonably be expected to have a Material Adverse Effect; or

(n)           there is filed against the Maker or any Subsidiary or any of its officers, members or  managers any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), or any civil or criminal action, suit or proceeding under any other applicable law is filed by any governmental entity, that could result in the confiscation or forfeiture of any material portion of the Collateral or other assets of such Person, and such action, suit or proceeding is not dismissed within one hundred twenty (120) days; or

(o)           the Maker or any Subsidiary shall default in the observance or performance of any agreement, term or condition contained in (i) the Continental Interest Conveyance Agreement, (ii) the Mississippian Interest Conveyance Agreement or (iii) the Asia Sixth Interest Conveyance Agreement.

Section 2.2                      Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, and all fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in Section 2.1(f) or Section 2.1(g), the outstanding principal balance and accrued interest hereunder, and all fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce, or direct the Agent to exercise or otherwise enforce, any one or more of the Holder’s or the Agent’s, as applicable, rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Mortgages or other Transaction Documents or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, all amounts payable under this Note shall bear interest at the default rate set forth in Section 1.2.

ARTICLE III
PREPAYMENT

Section 3.1                      Prepayment Upon Major Transaction.

(a)           Prepayment Option.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of any Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay this Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), plus (ii) all fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price"); provided that the Holder shall not be permitted to exercise such right unless each other Investor (other than RJC) also exercises such right.

(b)           Major Transaction.  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)           the consolidation, merger or other business combination of the Maker or any Subsidiary with or into another Person (other than (1) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or such Subsidiary, (2) a consolidation, merger or other business combination in which holders of the Maker’s or such Subsidiary’s, as applicable, voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (3) a consolidation, merger or other business combination of a Subsidiary with another Subsidiary or the Maker or (4) in connection with an Authorized Transaction);

(ii)           the sale or transfer of more than fifty percent (50%) of the Maker’s assets or any Subsidiary’s assets (based on the fair market value as determined in good faith by the Board of Directors of the Maker or such Subsidiary, as applicable) other than (1) inventory in the ordinary course of business in one or a related series of transactions or (2) in connection with an Authorized Transaction;

(iii)           closing of a purchase, tender or exchange offer made by the Maker or an Affiliate of the Maker to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted; or

(iv)           either Frank Ingriselli or Michael Peterson (the “Officers”) cease to be involved in the management of the Maker or any Subsidiary or either resign or are removed as executive officers of the Maker or any Subsidiary, provided that it shall not be a Major Transaction under this Section 3.1(b)(iv) if an Officer ceases to be involved in the management of the Maker or any Subsidiary or either resign or are removed as an executive officer of the Maker or any Subsidiary as a result of (1) the death or Disability of such Officer; (2) the removal of such Officer by the Maker’s or such Subsidiary’s Board of Directors; or (3) the resignation or leave of absence of such Officer due to a “church calling”, e.g., the appointment to a position in their respective church organizations or an assignment from such church organzations, which prohibits such Officer from continuing to provide services to the Maker or such Subsidiary on a full-time basis, in each case if such Officer is replaced not later than sixty (60) Business Days after the applicable event described in clause (1),(2) or (3) by an individual acceptable to the Holder, such acceptance not to be unreasonably withheld or delayed.  For purposes of this Note, “Disability” shall apply only if the Maker has received a written notice from a physician selected by the Maker that the Officer has a “disability,” as defined in Section 22(e)(3) of the Internal Revenue Code, as amended.

(c)           Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, this Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.1(a) above provided that the Holder shall not be permitted to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction unless each other Investor (other than RJC) also delivers a Notice of Prepayment at Option of Holder Upon Major Transaction.

(d)           Payment of Prepayment Price.  Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Maker shall immediately notify the Holder of this Note by facsimile of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Maker shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Maker shall fail to prepay this Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Major Transaction Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of this Note not prepaid shall bear interest at the rate of two and one-half percent (2½%) per month (prorated for partial months) until paid in full.

(e)           Authorized Transaction.  An “Authorized Transaction” shall mean one or more sales, assignments or transfers, in one or more transactions, of the assets or securities of Pacific Energy Development MSL LLC (“Pacific Energy”), provided that (i) such transactions are approved by the Board of Directors of the Maker; (ii) such transactions do not materially negatively affect the Maker’s ability to timely pay the principal and interest on this Note or otherwise have a Material Adverse Effect; and (iii) the Agent maintains the security interest provided by the Security Agreement in the consideration received by the Maker in connection with such sale, assignment or transfer; and provided, further, that, in connection with any such sale, assignment or transfer of the assets or securities, the Holder shall receive 50% of the consideration paid by the purchaser or purchasers in connection therewith.  In the event and on each occasion that any proceeds are received by or on behalf of the Maker or any Affiliate of the Maker in respect of any Authorized Transaction, the Maker shall, immediately after such proceeds (after payment of any proceeds due to the Holder hereunder) are received by the Maker or any such Affiliate, prepay this Note in an aggregate amount equal to 100% of such proceeds to the extent of the then outstanding principal and interest thereon.  If the Maker delivers to the Holder a certificate of the chief financial officer, principal accounting officer, treasurer or controller of the Maker to the effect that the Maker or any other Credit Party intends to apply such proceeds (or a portion thereof specified in such certificate) within 360 days after receipt of such proceeds to acquire Oil and Gas Properties, fund a portion of the Capital Expenditure Plan or acquire equipment or other tangible assets to be used in the business of the Maker or such Credit Party, and certifying that no Default or Event of Default has occurred and is continuing, then such proceeds specified in such certificate shall not be required to be immediately applied to the prepayment of this Note upon receipt thereof, provided that if all or any portion of such proceeds is not so reinvested within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment to the extent of the then outstanding principal and interest thereon.  All property purchased with such proceeds pursuant to this subsection shall be made subject to a Lien in favor of the Agent.

Section 3.2                      Mandatory Prepayments from Revenues.  On the third (3rd) Business Day of each month, commencing on April 1, 2014, the Maker shall prepay this Note in an amount equal to the lesser of (a) the outstanding principal amount of this Note and (b) twenty-five percent (25%) of the aggregate of all Net Revenues actually received by the Maker and its Subsidiaries (other than Net Revenues received by Asia Sixth Energy Resources Limited (“Asia Sixth”), unless and to the extent such Net Revenues are received by the Maker or any Affiliate of the Maker in the United States, and with respect to non-wholly owned Subsidiaries, only to the extent of the Maker’s interest therein) or for the immediately preceding calendar month, provided that on April 1, 2014 the Maker shall prepay this Note in an amount equal to twenty-five percent (25%) of the aggregate of all Net Revenues received by the Maker and its Subsidiaries (other than Net Revenues received by Asia Sixth, unless and to the extent such Net Revenues are received by the Maker or any Affiliate of the Maker in the United States, and with respect to non-wholly owned Subsidiaries, only to the extent of the Maker’s interest therein) for the period commencing on and including the date of this Note and ending on and including March 31, 2014.  For purposes of this Section 3.2, “Net Revenues” shall mean actual revenues received by the Maker and its Subsidiaries attributable to its working interest in Oil and Gas Properties or other assets owned thereby (other than revenues received by Asia Sixth, unless and to the extent such Net Revenues are received by the Maker or any Affiliate of the Maker in the United States, and with respect to non-wholly owned Subsidiaries, only to the extent of the Maker’s interest therein), less any transport or delivery costs and fees, lease operating expenses, applicable taxes, government fees and surcharges, and other expenses and fees imposed by any governmental entity with respect to producing such revenues.

ARTICLE IV
MISCELLANEOUS

Section 4.1                      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 4.2                      Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3                      Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5                      Enforcement Expenses.  The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6                      Amendments.

(a)           This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

(b)           To the extent that amendments to this Note are required in connection with the filing of a listing application with the NYSE MKT in connection with the transactions contemplated hereby, the Maker and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Section 4.7                      Compliance with Securities Laws.

(a)           The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)           The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and the Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in this Note.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in this Note is speculative and involves a high degree of risk.

Section 4.8                      Consent to Jurisdiction.  Each of the Maker and the Holder (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4.8 shall affect or limit any right to serve process in any other manner permitted by law.

Section 4.9                      Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.  The Maker shall not delegate, assign or transfer this Note or any obligations or undertakings contained in this Note.

Section 4.10                      Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder, or course of conduct relating hereto, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  No waiver by the Holder of any power, right or privilege hereunder on any one occasion shall not be deemed a waiver of the same power, right or privilege on any future occasion.

Section 4.11                      Maker Waivers; Dispute Resolution.

(a)           Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)           THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.12                      Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, New York and does not include any day which is a federal or state holiday in such location.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Maker.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

[Signature appears on following page]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

PEDEVCO CORP.

By:  /s/ Frank C. Ingriselli
Name: Frank C. Ingriselli
Title: President and CEO